              As filed with the Securities and Exchange Commission
                              on October 15, 1997

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933

                    ----------------------------------------

                          CARIBINER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

          Delaware                                               13-3466655
------------------------------                               -------------------
(State or other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

               16 West 61st Street, New York, New York 10023-7604
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                          CARIBINER INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN
                          -----------------------------
                           (Full Title of the Plan)

                                Arthur F. Dignam
               Executive Vice President and Chief Financial and
                            Administrative Officer
                          CARIBINER INTERNATIONAL, INC.
                               16 West 61st Street
                          New York, New York 10023-7604
                                 (212) 541-5300
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                               Burton Lehman, Esq.
                            Schulte Roth & Zabel LLP

                                900 Third Avenue
                            New York, New York 10022
                                 (212) 756-2000

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
   Title of                         Maximum          Maximum         Amount of
 Securities to   Amount to be   Offering Price      Aggregate      Registration
 be Registered   Registered      Per Share(1)    Offering Price(1)      Fee
---------------  ------------   --------------   ----------------- ------------
 Common Stock,    728,000(2)        $23.389         $17,027,192        $5,160
   par value        shares
$0.01 per share
================================================================================

---------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on (i) the average exercise prices ($23.137) at which all 717,800 options outstanding under the 1996 Stock Option Plan (the "Plan") may be exercised, plus (ii) the average of the high and the low stock prices of the Common Stock, as reported on the New York Stock Exchange on October 8, 1997 ($41.125), multiplied by the 10,200 shares that remain available for grant under the Plan. (2) In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan.

                                EXPLANATORY NOTE

                  Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of common stock, par value $0.01 per share (the "Common Stock"), of Caribiner International, Inc. (the "Company") to be acquired pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3.  Incorporation of Documents By Reference.

                  The following documents which have been filed by Caribiner International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended by Amendment No. 1 to Form 10-K, filed on January 28, 1997, and Amendment No. 2 to Form 10-K, filed on February 21, 1997 (collectively, the "Form 10-K").

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, as amended by Amendment No. 1 to Form 10-Q, filed on October 1, 1997, March 31, 1997, as amended by Amendment No. 1 to Form 10-Q, filed on October 1, 1997, and June 30, 1997, as amended by Amendment No. 1 to Form 10-Q, filed on October 1, 1997.

                  3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on May 6, 1997.

                  4. The Company's Current Reports, on Form 8-K dated October 10, 1996, and Form 8-K/A dated November 26, 1996 and Current Reports on Form 8-K dated January 23, 1997, February 12, 1997 and July 17, 1997, as amended by Form 8-K/A, filed on August 25, 1997.

                  5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 28, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.


                  Item 4.      Description of Securities.

                  Not Applicable.

                  Item 5.      Interests of Named Experts and Counsel.

Legal Opinion.

                  The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

Experts.

                  The consolidated financial statements of the Company at September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 appearing in the Company's Annual Report (Form 10-K), the financial statements of D&D Enterprises, Inc. D/B/A Show Solutions at December 31, 1996 and for the year then ended and the consolidated financial statements of Bauer Audio Visual, Inc. at December 31, 1996 and 1995 and for the two years then ended appearing in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The consolidated financial statements of Blumberg Communications, Inc. and Subsidiary as of May 31, 1996 and 1995 and for the two years then ended appearing in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission, have been audited by Ritchie, Luukkonen, Campbell & Co. LLP (as successor to the Minneapolis office of Charles Bailly & Company P.L.L.P.), independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of WCT Live Communication Limited as of May 31, 1997 and 1996 and for each of the two years then ended appearing in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission, have been audited by Albert Goodman, Chartered Accountants and Registered Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                  With respect to the unaudited consolidated interim financial information for the three-month periods ended December 31, 1996 and 1995, three-month and six-month periods ended March 31, 1997 and 1996, three-month and nine-month periods ended June 30, 1997 and 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in each of the Company's Quarterly Report on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by auditors within the meaning of Section 7 and 11 of the Securities Act.



                  Item 6.      Indemnification of Directors and Officers.

Limitation of Directors' Liability.

                  The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

                  The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

                  Item 7.      Exemption from Registration Claimed.

                  Not Applicable.

                  Item 8.      Exhibits.


                  The following is a complete list of exhibits filed as a part of this Registration Statement:

                  Exhibit No.  Document
                  -----------  --------

                      4        Caribiner International, Inc. 1996 Stock Option
                               Plan

                      5 Opinion of Schulte Roth & Zabel LLP re legality of original issuance of shares of Common Stock being registered

                      23.1     Consent of Ernst & Young LLP (New York, New York)

                      23.2     Consent of Ernst & Young LLP (Atlanta, Georgia)

                      23.3     Consent of Ernst & Young LLP (Dallas, Texas)

                      23.4 Consent of Ritchie, Luukkonen, Campbell & Co. LLP (as successor to the Minneapolis office of Charles Bailly & Company P.L.L.P.)

                      23.5 Consent of Albert Goodman, Chartered Accountants and Registered Auditors

                      23.6     Consent of Schulte Roth & Zabel LLP (included in
                               Exhibit 5)

                      24 Powers of Attorney (see page II-1 of this Registration Statement)

                  Item 9.      Undertakings.

                  A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER
PROSPECTUS

                          CARIBINER INTERNATIONAL, INC.
                               16 West 61st Street
                          New York, New York 10023-7064
                          Telephone No. (212) 541-5300

                             -----------------------
                     Common Stock, par value $0.01 per share
                                 728,000 Shares
                             ----------------------

                  This Prospectus relates to the subsequent resale or offer for sale on the New York Stock Exchange, or otherwise, of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Caribiner International, Inc., a Delaware corporation (the "Company"), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options granted to them under the Company's 1996 Stock Option Plan (the "Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined herein) will be borne by such Registered Stockholder.

                             ----------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                   THE COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                             ----------------------

                  No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

                             ----------------------

               The date of this Prospectus is October 15, 1997.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Also, the Company files such reports, proxy statements and other information with the Commission pursuant to the Commission's EDGAR system. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's web site is http://www.sec.gov.

                  A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Prospectus forms a part but which is not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Caribiner International, Inc. 16 West 61st Street, New York, New York 10023-7604, Attention: General Counsel (telephone number (212) 541-5300).

                                   THE COMPANY

                  The Company is a leading international producer of meetings, events and training programs, a provider of audio visual equipment rentals, sales and installations and related staging services and other related business communications services that enable businesses to inform, sell to and train their sales forces, dealers, franchisees, partners, stockholders and employees. The Company has offices throughout the United States, as well as in England, Australia, Hong Kong, New Zealand and the United Arab Emirates. The Company's executive offices are located at 16 West 61st Street, New York, New York 10023-7064, telephone number (212) 541-5300. The Common Stock is listed on the New York Stock Exchange under the symbol "CWC".

                                  THE OFFERING


                  This Reoffer Prospectus relates to shares of Common Stock that may be acquired by certain key employees (the "Registered Stockholders") of the Company, each of whom may be deemed to be an "affiliate" of the Company, pursuant to the exercise of options ("Options") granted to such persons under the Plan. The address of each Registered Stockholder is c/o Caribiner International, Inc., 16 West 61st Street, New York, New York 10023-7604.

                  The following table sets forth certain information with respect to the Registered Stockholders:

                                                                                 Number of
                                                                                   Shares
           Registered                           Position with                       as of         Percentage of
           Stockholder                           the Company                    9/30/97 (1)        Common Stock
           -----------                          -------------                   -----------       -------------
Raymond S. Ingleby                 Chairman of the Board and Chief               1,427,882            6.1%
                                   Executive Officer

Arthur F. Dignam                   Executive Vice President and Chief               51,796              *
                                   Financial and Administrative Officer

Richard H. Vent                    President and Chief Operating Officer            60,000              *

Mark M. Cohen                      Executive Vice President-Strategic               28,616              *
                                   Development

Brian Shepherd                     Executive Vice President and President of        45,222              *
                                   Caribiner Communications and International
                                   Operations

Lawrence P. Golen                  Executive Vice President and President of        56,600              *
                                   Total Audio Visual Services

--------------------
*   Less than 1%.

(1) Includes all shares beneficially owned by such person and all shares of Common Stock underlying options granted to each Registered Stockholder under the Plan, whether or not currently exercisable.

                  Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers on the New York Stock Exchange or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities that may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker or other person through whom sales are made by the Registered Stockholders may be regarded as "underwriters" within the meaning of the Securities Act, although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters' compensation.

                  The Company will not receive any of the proceeds from the offering hereunder. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

                  On October 8, 1997, the closing market price of the Common Stock, as reported by the New York Stock Exchange, was $41.125.

                       DOCUMENTS INCORPORATED BY REFERENCE

                  Incorporated herein by reference and made a part hereof are:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended by Amendment No. 1 to Form 10-K, filed on January 28, 1997 and Amendment No. 2 to Form 10-K, filed on February 21, 1997.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, as amended by Amendment No. 1 to Form 10-Q, filed on October 1, 1997, March 31, 1997, as amended by Amendment No. 1 to Form 10-Q, filed on October 1, 1997 and June 30, 1997, as amended by Amendment No. 1 to Form 10-Q filed on October 1, 1997.

                  3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on May 6, 1997.

                  4. The Company's Current Reports on form 8-K dated October 10, 1996, and Form 8-K/A dated November 26, 1996 and Current Reports on Form 8-K dated January 23, 1997, February 12, 1997 and July 17, 1997, as amended by Form 8-K/A, filed on August 25, 1997.

                  5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 28, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

                  All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

                                   EXPERTS

                  The consolidated financial statements of the Company at September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 appearing in the Company's Annual Report (Form 10-K), the financial statements of D&D Enterprises, Inc. D/B/A Show Solutions at December 31, 1996 and for the year then ended and the consolidated financial statements of Bauer Audio Visual, Inc. at December 31, 1996 and 1995 and for the two years then ended appearing in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The consolidated financial statements of Blumberg Communications, Inc. and Subsidiary as of May 31, 1996 and 1995 and for the two years then ended appearing in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission, have been audited by Ritchie, Luukkonen, Campbell & Co. LLP (as successor to the Minneapolis office of Charles Bailly & Company P.L.L.P.), independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of WCT Live Communication Limited as of May 31, 1997 and 1996 and for each of the two years then ended appearing in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission, have been audited by Albert Goodman, Chartered Accountants and Registered Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                  With respect to the unaudited consolidated interim financial information for the three-month periods ended December 31, 1996 and 1995, three-month and six-month periods ended March 31, 1997 and 1996, three-month and nine-month periods ended June 30, 1997 and 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in each of the Company's Quarterly Report on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by auditors within the meaning of Section 7 and 11 of the Securities Act.





                                  LEGAL MATTERS

Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

                                 INDEMNIFICATION

Limitation of Directors' Liability.

                  The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

                  The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

TABLE OF CONTENTS

                                                Page

Available Information....................       A-2

The Company..............................       A-2

The Offering.............................       A-2

Documents Incorporated
by Reference.............................       A-4

Experts..................................       A-4

Legal Matters............................       A-4

Indemnification..........................       A-5

                                 ---------------

Caribiner International, Inc. has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to this Offering. This Prospectus omits certain information contained in the Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.


                                 728,000 SHARES

                          CARIBINER INTERNATIONAL, INC.

                            -------------------------


                                  COMMON STOCK,
                                    PAR VALUE
                                 $0.01 PER SHARE

                                 ---------------


                                   PROSPECTUS

                               October 15, 1997

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of October, 1997.

                                        CARIBINER INTERNATIONAL, INC.

                                        By: /s/ Arthur F. Dignam
                                            ----------------------------------
                                            Arthur F. Dignam
                                            Executive Vice President and
                                            Chief Financial and Administrative
                                               Officer


                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoint Raymond S. Ingleby and Arthur F. Dignam, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 15th day of October, 1997.

Name and Signature                    Title
------------------                    -----

/s/ Raymond S. Ingleby       Chairman of the Board of Directors and
-------------------------    Chief Executive Officer
Raymond S. Ingleby           (Principal Executive Officer)

/s/ Arthur F. Dignam         Executive Vice President and Chief
-------------------------    Financial and Administrative Officer
Arthur F. Dignam             (Principal Financial and Accounting Officer)

/s/ Errol M. Cook            Director
-------------------------

Errol M. Cook

/s/ Sidney Lapidus           Director
-------------------------
Sidney Lapidus

/s/ David E. Libowitz        Director
-------------------------
David E. Libowitz

/s/ Bryan D. Langton         Director
-------------------------
Bryan D. Langton

/s/ C. Anthony Wainwright    Director
-------------------------
C. Anthony Wainwright

                                  EXHIBIT INDEX

Exhibit No.                Document
-----------                --------

    4                      Caribiner International, Inc. 1996 Stock Option Plan

    5 Opinion of Schulte Roth & Zabel LLP re legality of original issuance of shares of Common Stock being registered

    23.1                   Consent of Ernst & Young LLP (New York, New York)

    23.2                   Consent of Ernst & Young LLP (Atlanta, Georgia)

    23.3                   Consent of Ernst & Young LLP (Dallas, Texas)

    23.4                   Consent of Ritchie, Luukkonen, Campbell & Co.
                           LLP (as successor to the Minneapolis office of Charles Bailly & Company P.L.L.P.)

    23.5 Consent of Albert Goodman, Chartered Accountants and Registered Auditors

    23.6                   Consent of Schulte Roth & Zabel LLP (included in
                           Exhibit 5)

    24                     Powers of Attorney (see page II-1 of this
                           Registration Statement)